UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2005

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2005, Impac Mortgage Holdings, Inc. (the “Company”) completed a private placement of an aggregate amount of $20,000,000 in trust preferred securities, liquidation amount $1,000 per security (the “Preferred Securities”), through a newly formed Delaware statutory trust subsidiary, Impac Capital Trust #4 (the “Trust”), as part of a pooled transaction.

In connection with the issuance of the Preferred Securities, on October 18, 2005, the Company entered into an Indenture (the “Indenture”) by and between the Company and Wilmington Trust Company, as trustee, and an Amended and Restated Declaration of Trust (the “Trust Agreement”) among the Company, as Sponsor, Wilmington Trust Company, as Delaware and Institutional Trustee, and the administrative trustees of the Trust. The information provided in Item 2.03 is incorporated by reference herein.

A press release dated October 19, 2005, is filed as exhibit 99.1 to this report, is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 18, 2005, Impac Capital Trust #4 issued an aggregate of $20,000,000 in trust preferred securities, liquidation amount $1,000 per security. The Preferred Securities mature on July 30, 2035, but may be redeemed beginning July 30, 2010 if the Company exercises its right to redeem the Notes, as described below. The Preferred Securities require quarterly distributions by the Trust to the holders of the Preferred Securities, initially at a fixed rate of 8.55% per annum through the interest payment date in July 2010, and thereafter at a variable rate of three-month LIBOR plus 3.75% per annum, reset quarterly. Distributions are cumulative and will accrue from the date of original issuance but may be deferred for a period of up to twenty consecutive quarterly interest payment periods if the Company exercises its right under the Indenture to defer the payment of interest on the Notes, as described below.

The proceeds from the sale of the Preferred Securities received by the Trust, combined with the proceeds of $620,000 received by the Trust from the issuance of common securities (the “Common Securities”) by the Trust to the Company, were used to purchase $20,620,000 in principal amount of unsecured junior subordinated deferrable interest notes (the “Notes”) of the Company, issued pursuant to the Indenture. The Indenture is attached hereto as Exhibit 4.1.

The issuance of the Preferred Securities and the Common Securities are provided for in the Trust Agreement dated October 18, 2005, by and among the Trustee, the Company, and the administrative trustees of the Trust. The administrative trustees are the Executive Vice President, General Counsel and Chief Accounting Officer. The Trust Agreement is attached hereto as Exhibit 10.1.

The Notes mature on July 30, 2035, but the Company may at its option redeem the Notes, in whole or in part, beginning on July 30, 2010 in accordance with the provisions of the Indenture. The Notes bear interest at a fixed rate equal to 8.55% per annum through the interest payment date in July 2010, and thereafter at a variable rate, reset quarterly, of three-month LIBOR plus 3.75% per annum. Interest is cumulative and will accrue from the date of original issuance. However, so long as there is no event of default, interest payments may be deferred by the Company at its option at any time for a period of up to twenty consecutive quarterly interest payment periods, but not beyond July 30, 2035 (each such extended interest payment period, an “Extension Period”). No interest shall be due and payable during an Extension Period, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear additional interest at an annual rate equal to the interest rate in effect for each Extension Period. Furthermore, during any Extension Period, the Company may not declare or pay any dividends on its capital stock, which includes its Common Stock, 9.125% Series C Preferred Stock and 9.375% Series B Preferred Stock, nor make any payment or redeem debt securities that rank pari passu with the Notes, which includes the debt issued in connection with the Company’s other trust preferred transactions.

Early Redemption. The Notes may be redeemed at par at the option of the Company beginning on July 30, 2010, and may be redeemed earlier than such date following the occurrence of a “Special Event” (as defined in the Indenture) at a price equal to 107.5% of the principal amount together with accrued interest. The Trust will be required to redeem a like amount of Preferred Securities if the Company exercises its right to redeem all or a portion of the Notes.

Acceleration of Maturity. Either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare the principal amount of, and all accrued interest on, all the Notes to be due and payable immediately, or if the holders of the Notes fail to make such declaration, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities outstanding shall have a right to make such declaration, if an Event of Default occurs. An Event of Default generally includes a default in payment of any interest for 30 days, a default in payment upon maturity, a default in performance, or breach of any covenant or representation, bankruptcy or insolvency of the Company or liquidation or dissolution of the Trust. Any holder of the Preferred Securities has the right, upon the occurrence of an Event of Default related to payment of interest of principal, to institute suit directly against the Company for enforcement of payment to such holder of principal of and any premium and interest, including additional interest, on the Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder.

A press release dated October 19, 2005 is filed as exhibit 99.1 to this Report and is incorporated herein by reference.

Item 8.01	Other Events.

On October 18, 2005, the Company issued a press release announcing the completion of the private placement of the Preferred Securities by the Trust. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

4.1	Indenture between Impac Mortgage Holdings, Inc. and Wilmington Trust Company, as trustee, dated October 18, 2005.

10.1	Amended and Restated Declaration of Trust among Impac Mortgage Holdings, Inc., Wilmington Trust Company, as Delaware and Institutional Trustee, and the Administrative Trustees named therein, dated October 18, 2005.

99.1	Press Release, dated October 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: October 20, 2005	By:	/s/ Richard J. Johnson
	Name:	Richard J. Johnson
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture between Impac Mortgage Holdings, Inc. and Wilmington Trust Company, as trustee, dated October 18, 2005.

10.1	Amended and Restated Declaration of Trust among Impac Mortgage Holdings, Inc., Wilmington Trust Company, as Delaware and Institutional Trustee, and the Administrative Trustees named therein, dated October 18, 2005.

99.1	Press Release, dated October 19, 2005.

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